Exhibit 21
SUBSIDIARIES OF ALLEGHANY
Alleghany Capital Corporation (Delaware)
CAC LLC (Delaware)
YCCA, L.P. (Delaware)
Alleghany Properties Holdings LLC (Delaware)
Alleghany Properties LLC (Delaware)
Bibb Steel and Supply Company (Delaware)
MSL Property Holdings, Inc. (Delaware)
MSL Capital Recovery Corp. (Delaware)
J & E Corporation (Tennessee)
Alleghany Insurance Holdings LLC (Delaware)
Alleghany Capital Partners LLC (Delaware)
AIHL Re LLC (Vermont)
Capitol Transamerica Corporation (Wisconsin)
Capitol Facilities Corporation (Wisconsin)
Capitol Indemnity Corporation (Wisconsin)
Capitol Specialty Insurance Corporation (Wisconsin)
Russ Edwards & Associates, LLC (Washington)
Pacific Compensation Corporation (Delaware)
Pacific Compensation Insurance Company (California)
eDirect Insurance Services, Inc. (Delaware)
Platte River Insurance Company (Nebraska)
RSUI Group, Inc. (Delaware)
Resurgens Specialty Underwriting, Inc. (Georgia)
RSA Surplus Lines Insurance Services, Inc. (Delaware)
RSUI Indemnity Company (New Hampshire)
Covington Specialty Insurance Company (New Hampshire)
Landmark American Insurance Company (Oklahoma)